Employment Contract of Key Officer

Party A:	Xi’an Amorphous Alloy Zhongxi Transformer Co, Ltd.
Party B:	Yongxing Song

This Contract is signed on a mutuality voluntary basis by and between Party A and Party B in accordance with the “Labour Law of People's Republic of China."

1. Term of the Contract:
Article 1 The term of this contract shall commence on July 1, 2004 and shall continue until June 30, 2014.
Probationary period : None.

2. Job Description:
Article 2	Department of Party B:
Position: Executive and Board Member
Title: Chairman of the Board and Chief executive Officer.

Article 3 Party A may adjust party B’s position based on Party B’s objective condition, requirement of working, the ability and performance of Party B, Party B shall obey the management and arrangement of Party A, anyone who disobey the arrangement of Party A, Party A may terminate this contract.

Article 4 Based on KPI that two parties agreed after consultation, Party B shall fully complete the assigned work by Party A within the limited period based on the economic index, job description and working procedure.

Article 5 Party B shall follow the regulations of Party A.

Article 6 In the effective period of contract, Party B shall not establish and keep an employment relationship with third party.

3. Working Hours, Rest and Leave
Article 7 Party B shall conduct the flexible working hours after consultation by two parties, the normal working hours of Party B shall be eight hours each day in principle, party B may work overtime or arrange his/her leave by him/herself under this circumstance that Party B ensure to fully meet KPI for monthly, quarterly and yearly of Party A.

Article 8 The Party A may extend working hours or work in his/her leave and legal holidays due to the requirements of its production or business based on the Article 41 and 42 of “ Law of the People’s Republic of China on Employment Contract”, Party A shall pay the overtime pay or adjust him/her leave based on the Article 44 of “ Employment Contract”.

Article 8 The leave for sick, absence, marry and death, pregnancy is in accordance with the related regulations and “ Staff Hand Book” of Party A.

4. Labor Protection and Working Conditions

Article 10 Party A shall strictly implement the related regulations of state and local government regarding security, labour protection and occupational hygiene, fully ensure Party B’s security and health in the process of working .

Article 11 Party A shall provide Party B the qualified labour protection articles and safety working condition.

Article 12 Party A should provide Party B with occupational morals, technique, safety, hygiene and related regulation education and training.

5. Labor Compensation;

Article 13 Party A implement yearly salary system based on “The Yearly Salary Program for Key Officers of Xi’an Amorphous Alloy Zhongxi Transformer Co., Ltd.” to Party B, Party A will pay Party B the basic yearly salary and performance yearly salary of RMB 6,000 after conducted KPI of year-end.

Article 14 Party A shall pay Party B the basic salary of 4,000 in RMB each month in accordance with related regulations of state, local government and Party A.

6. Social Insurance and Welfare

Article 15 The Party B will pay all mandatory social insurance such pension insurance, medical insurance, unemployment insurance and other insurance according to relevant government and city regulations. At the time of termination or ending of an employment contract, Party A shall issue a proof of termination or ending of the employment contract and carry out the procedures for the transfer of Party B file and social insurance account.

Article 16 An illness or a non-work-related injury of Party B, Party A shall comply with the regulations based on the laws regarding the salary for illness leave and the set period of medical care.

Article 17 An occupational illness or a work-related injury of Party B, Party A shall comply with the laws and regulations of state regarding the salary for illness leave and the set period of medical care.

Article 18 Party A shall comply with the regulations regarding the remuneration based on the laws for a female employee in her pregnancy, confinement or nursing period.

7. Labour Discipline

Article 19 Party B shall comply with the regulations based on the laws of Party A regarding safety, hygiene, procedure and technique; take good care of the property of Party A, follow the occupational morals; attend actively the education and technique training which provided by Party A.

Article 20 If Party B breaks the labour discipline, Party A shall take disciplinary measure or terminate this contract based on the regulations of company.

7. Modification, Discharge, Termination and Renew of the Contract

Article 21 This contract may modify the related content, when the laws and regulations is modified which this contract relied upon..

Article 22 A major change in the objective circumstances relied upon at the time of conclusion of the employment contract renders it un-performable, Party A and Party B may modify the related content after consultations.

Article 23 Party A may terminate an employment contract if Party B:

(1) Is proved during the probation period not to satisfy the conditions for employment;

(2) Materially breaches Party A’s discipline or rules and regulations;

(3) Commits serious dereliction of duty or practices graft, causing substantial damage to Party A;

(4) Has his/her criminal liability pursued in accordance with the law;

(5) Failed to complete Party A’s assignment which links with KPI conducted by Party A for 2 years consecutively.(except the reason of Party A)

Article 24 Party A may terminate an employment contract by giving Party B 30 days’ prior written notice, if:

(1) After the set period of medical care for an illness or non-work-related injury, Party B can engage neither in his original work nor in other work arranged for him by Party A;

(2) Party B is incompetent and remains incompetent after training or adjustment of his position;

(3) A major change in the objective circumstances relied upon at the time of conclusion of the employment contract renders it un-performable and, after consultations, Party A and Party B are unable to reach agreement on amending the employment contract.

Article 25 Party A may terminate this contract, if Party A is facing the bankruptcy and in the period of legal consolidation, or serious difficulties in production and/or business operations, after Party A has explained the circumstances to its Trade Union or to all of its employees , and also reported to the labor administration department.

Article 26 Party A may not terminate an employment contract pursuant to Article 23 and Article 24 hereof if Party B:

(1) Has contracted an illness or sustained a non-work-related injury, and the set period of medical care therefore has not expired;

(2) Is a female employee in her pregnancy, confinement or nursing period;

(3) Finds himself in other circumstances stipulated in laws or administrative statutes.

(4) Occupational illness or work-related injury is confirmed that Party B has lost or partially lost his capacity to work, after appraisal by labour appraisal committee in city, district and county when the medical care is completed.

Article 27 Party A may terminate an employment contract by giving Party B 30 days’ prior written notice.

Article 28 Party B may terminate his employment contract if Party A:

(1) In the period of probation;

(2) Party A uses violence, threats or unlawful restriction of personal freedom to compel Party B to work;

(3) Fails to pay labor compensation in full and on time based on this contract.

Article 29 The Contract may be terminated automatically at the expiration. And it may be renewed through consultation by the two parties.

Article 30 The Contract may be terminated for whom has concluded open-ended employment contract when the circumstances occurred for Party B, such as leaving the post, retirement, resignation or other agreed terms of termination of this contract.

9. Breach Liabilities

Article 31 If Party A violates or terminates this contract with Party B based on Article 24 and 25, Party A shall pay damages pursuant to related regulations.

Article 32 Party A provides special funding for Party B’s training and gives him professional technical training, if Party B requires to terminate this contract on the term of his service, Party B shall pay liquidated damages to Party A based on the training expenses.

Article 33 If Party A terminates this contract with Party B based on Article 26, Party A shall pay damages to Party B pursuant to related regulations.

Article 34 Due to either party’s fault, if breaching the Contract, that party shall undertake the breach liability according to the extent to the performance of the Contract; if the two parties both breach the Contract, they shall undertake its separate liability according to the concrete situation.

Article 35 Due to either party’s fault, if breaching the Contract to damage the other party. The damage should be compensated by the faulty party accordance with the relevant laws and regulations of PRC.

Article 36 If Party B resigns or be employed by other company without approval of Party A, Party A have right to require Party B return back or dismiss him, and Party B shall pay damages to Party A.

Due to the force majeure, causing the non-performance or the damages to either party, the other party may not undertake the breach liability;

10. Other Matters Which Requires to be Included in Employment Contract

Due to Party B’s special and important position, he may touch core technique and trade secrete, including all kinds of enterprise and clients information. Party B is not allowed to disclose the above confidential information to the third party or use by his privacy without agreement of Party A in his term of service. Party B shall return all the above confidential information to Party A when he resigns. If Party B disclose or copy the above confidential information and results the damages to Party A, Party B shall retrieve the losses and pay damages to Party A, otherwise, Party A have right to bring the case to a people's court.

11. Labor Disputes

Article 37 Where a labor dispute between the parties takes place during the performance of this Contract, the parties concerned may seek for a settlement through consultation; or either party may apply to the labor dispute mediation committee of their unit for mediation; if the mediation fails and one of the parties requests for arbitration, that party may apply to the labor dispute arbitration committee for arbitration. Either party may also directly apply to the labor dispute arbitration committee for arbitration within 60 days starting from the date of the occurrence of a labor dispute. If one of the parties is not satisfied with the adjudication of arbitration, the party may bring the case to a people's court.

12. Others

Article 38 Any terms which is not include this contract conforms to relevant law, regulation, policy and the regulations of Party A.

Article 39 This contract will be valid after signed by both parties in two originals, Party A and Party B holds each one original.

Party A:    (Seal)

Legal Representative:     or trustee:

Party B:    (Signature or Seal)

Date of Signing:      Y  M  D